UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 22, 2014, the registration statement (File No. 333-189807) for the previously announced initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share (the “SCUSA Common Stock”), of Santander Consumer USA Holdings Inc. (“SCUSA”), an affiliate of Santander Holdings USA, Inc. (the “Company”), was declared effective by the U.S. Securities and Exchange Commission.

On January 28, 2014, the IPO was closed, and certain stockholders of SCUSA, including the Company, sold 85,242,042 shares of SCUSA Common Stock at an initial public offering price of $24.00 per share. The shares of SCUSA Common Stock sold in the IPO include 10,250,572 shares of SCUSA Common Stock sold pursuant to the overallotment option granted to the underwriters, which was partially exercised prior to the closing of the IPO.

Underwriting Agreement

On January 22, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) among Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters listed therein (the “Underwriters”), SCUSA, Santander Consumer USA Inc. (“SCUSA Illinois”), the Company and the other selling stockholders listed in Schedule II of the Underwriting Agreement (the “Selling Stockholders”), pursuant to which the Company and the other Selling Stockholders sold 85,242,042 shares of SCUSA Common Stock, including 10,250,572 shares of SCUSA Common Stock sold upon the partial exercise by the Underwriters of an overallotment option. The Underwriting Agreement contains certain customary representations, warranties and covenants as well as indemnification and contribution provisions between the parties.

Pursuant to the terms of the Underwriting Agreement, the Company sold 13,895,243 shares of SCUSA Common Stock at a net price of $23.04 per share of SCUSA Common Stock, which generated net proceeds (before expenses) to the Company of $320,146,398.72. Prior to the IPO, the Company owned approximately 65% of the shares of SCUSA Common Stock, and following the IPO, the Company owns approximately 61% of the shares of SCUSA Common Stock.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Post-IPO Shareholders Agreement

On January 28, 2014, the Company, SCUSA, Sponsor Auto Finance Holdings Series LP (“Sponsor Holdings”), DDFS LLC (“DDFS”), Thomas G. Dundon (“Executive”) and, solely for purposes of certain sections thereof, Banco Santander, S.A., entered into a shareholders agreement (the “Post-IPO Shareholders Agreement”). The Post-IPO Shareholders Agreement provides each of SHUSA, DDFS, Executive and Sponsor Holdings with certain board representation, governance and other rights with respect to their ownership interests in SCUSA. Several of these rights terminate upon DDFS and Sponsor Holdings, collectively, reducing their ownership of shares of SCUSA Common Stock below certain ownership thresholds, which has occurred in connection with the sale of shares of SCUSA Common Stock by Sponsor Holdings in the IPO.

Pursuant to the Post-IPO Shareholders Agreement, the Company has agreed with Sponsor Holdings that the Company will not transfer its shares of SCUSA Common Stock to any third party (other than certain permitted transferees) for a period of twelve months following the closing of the IPO.

The foregoing summary of the Post-IPO Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Post-IPO Shareholders Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

On January 28, 2014, SHUSA, SCUSA, SCUSA Illinois, Sponsor Holdings, DDFS and Banco Santander, S.A. entered into a termination agreement (the “Termination Agreement”), pursuant to which the existing shareholders agreement (the “Existing Shareholders Agreement”) that was entered into on December 31, 2011 was terminated in accordance with its terms in connection with the IPO and the entry by such stockholders into the Post-IPO Shareholders Agreement.

The Existing Shareholders Agreement required that, depending on SCUSA’s performance during 2014 and 2015, SCUSA may have been required to make a payment of up to $595 million in favor of SHUSA if SCUSA exceeded certain performance targets. If SCUSA had not met such performance targets during 2014 and 2015, SCUSA may have been required to make a payment to Sponsor Holdings of up to the same amount. The Termination Agreement expressly terminated these payment obligations, which are not provided for in the Post-IPO Shareholders Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the closing of the IPO on January 28, 2014 and pursuant to the terms of the Post-IPO Shareholders Agreement, certain board representation, governance and other rights granted to SHUSA, DDFS and Sponsor Holdings were terminated as a result of the reduction in DDFS and Sponsor Holdings’ collective ownership of shares of SCUSA Common Stock below certain ownership thresholds. Prior to the closing of the IPO, the Company accounted for its investment in SCUSA under the equity method. Following the closing of the IPO, the Company will consolidate the financial results of SCUSA in the Company’s financial statements beginning with its filings for the three-month period ended March 31, 2014. The Company’s consolidation of SCUSA in the Company’s financial statements will be treated as an acquisition of SCUSA by the Company for purposes of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The historical audited consolidated financial statements of SCUSA and its subsidiaries required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after January 28, 2014, the date on which this Current Report is filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after January 28, 2014, the date on which this Current Report is filed.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 22, 2014, among Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters listed therein, SCUSA, SCUSA Illinois, the Company and the other Selling Stockholders listed in Schedule II thereto

1.2	Shareholders Agreement, dated January 28, 2014, among the Company, SCUSA, Sponsor Holdings, DDFS, Thomas G. Dundon and Banco Santander, S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2014	SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
Name: Gerard A. Chamberlain
Title: Assistant Secretary